FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2016

Marlborough, Mass. (February 2, 2017) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.191 billion during the fourth quarter ended December 31, 2016. This represents growth of 11 percent compared to the prior year period on a reported and operational basis (calculated on constant currency basis). The company reported GAAP earnings of $124 million or $0.09 per share (EPS), compared to a GAAP loss of $142 million or $(0.11) per share a year ago, and achieved adjusted earnings per share of $0.30 for the period, compared to $0.26 a year ago.

For the year ended December 31, 2016, the company achieved full year sales of $8.386 billion, representing 12 percent revenue growth on a reported and operational basis. The company reported GAAP earnings of $0.25 per share, compared to a GAAP loss of $(0.18) in the prior year period and delivered full year adjusted earnings per share of $1.11, compared to $0.93 in 2015.

“Boston Scientific delivered excellent financial results in 2016, with accelerated revenue growth, improved profitability, and strong double digit adjusted EPS growth,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “Our strategy of category leadership in key markets and diversification into high growth adjacencies is working, and enabling continued investment in innovative medical technologies. I want to thank our employees for their commitment to advancing science and improving the lives of patients around the world.”

Fourth quarter financial results and recent developments:

•
Achieved fourth quarter sales of $2.191 billion, compared to the company's guidance range of $2.140 to $2.190 billion, representing an increase of 11 percent on a reported and operational basis, all compared to the prior year period.

•
Grew organic revenue 10 percent in the fourth quarter over the prior year period. Organic revenue growth excludes the impact of changes in foreign currency exchange rates and sales from the acquisition of EndoChoice Holdings, Inc. (EndoChoice).

•
Reported fourth quarter GAAP earnings of $0.09 per share compared to the company’s guidance range of $0.15 to $0.17 per share, primarily due to litigation-related charges and delivered adjusted earnings per share of $0.30, compared to the guidance range of $0.27 to $0.29 per share.

•	Achieved excellent fourth quarter revenue growth in all segments, all compared to the prior year period:

◦	Medsurg: 13 percent (12 percent operational and 11 percent organic)

◦	Cardiovascular: 11 percent reported, operational and organic

◦	Rhythm Management: 7 percent reported, operational and organic

•	Delivered revenue growth in all regions, all compared to the prior year period:

◦	U.S.: 11 percent reported, operational and organic

◦	Europe: 3 percent (7 percent operational and organic)

◦	AMEA (Asia-Pacific, Middle East and Africa): 17 percent (13 percent operational and organic)

◦	Emerging Markets:* 9 percent (17 percent operational and organic)

•
Announced initial U.S. commercial performance results of the WATCHMAN™ Left Atrial Appendage Closure (LAAC) Device collected during 3,822 consecutive LAAC procedures, demonstrating a nearly 96 percent implant success rate. The overall rate of complications evaluated within these data, presented at the Transcatheter Cardiovascular Therapeutics (TCT) Scientific Sessions, was 1.63%, and compared favorably to the clinical trial data leading to device approval, validating the rigorous process for selecting and training new operators.

•
Announced positive results from the 900-patient MultiSENSE study evaluating the performance of the HeartLogic™ Heart Failure Diagnostic Service** to predict impending heart failure (HF) decompensation in a late-breaking clinical trial session at the American Heart Association Scientific Sessions 2016.  The trial data demonstrated the HeartLogic alert could successfully notify clinicians of an associated HF event*** with a 34-day median alert window.

•
Closed the acquisition of EndoChoice, enabling Boston Scientific to offer its infection control products, pathology services and single-use devices to specialists treating a wide range of gastrointestinal (GI) conditions.

•
Closed the acquisition of certain manufacturing assets and capabilities of Neovasc, Inc. (Neovasc), which will be integrated into the Boston Scientific structural heart business, and acquired a 15 percent equity stake in Neovasc, which is developing a novel mitral valve replacement device.

•
Expanded the portfolio of its Urology and Pelvic Health business with the acquisition of the Resectr™ Tissue Resection Device, a single-use solution designed to remove uterine polyps, and added the LumenR™ Tissue Retractor System, which is currently in development for use during endoscopic resection of lesions in the colon, esophagus or colon, to its Endoscopy business.

•	Launched the Dakota™ Nitinol Stone Retrieval Device with Opensure™ Handle, designed to allow physicians to release and capture kidney stones of multiple sizes.

*We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.
**The HeartLogic Heart Failure Diagnostic Service is not currently available for use or sale.
***Associated heart failure event is defined as hospitalizations with HF as the primary diagnosis and HF outpatient treatment with intravenous therapy.

Worldwide sales for the fourth quarter:

	Three Months Ended		Change
	December 31,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2016	2015

Interventional Cardiology	$585	$525	12%	$(9)	0%	12%
Peripheral Interventions	255	231	10%	(3)	0%	10%
Cardiovascular	840	756	11%	(12)	0%	11%
Cardiac Rhythm Management	473	440	7%	(3)	(1)%	8%
Electrophysiology	63	61	4%	(1)	(1)%	5%
Rhythm Management	536	501	7%	(4)	0%	7%
Endoscopy	380	343	11%	(2)	1%	10%	*
Urology and Pelvic Health	274	237	15%	1	1%	14%
Neuromodulation	161	141	15%	(3)	(1)%	16%
MedSurg	815	721	13%	(4)	1%	12%

Net Sales	$2,191	$1,978	11%	$(20)	0%	11%

*Endoscopy grew 8% on an organic basis

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the fourth quarter of 2016 was $124 million, or $0.09 per share. These results included intangible asset impairment charges, acquisition-, litigation-, and restructuring and restructuring-related net charges, and amortization expense of $291 million (after-tax) or $0.21 per share. Adjusted net income for the fourth quarter of 2016, excluding these net charges, was $415 million, or $0.30 per share.

On a consolidated GAAP basis, net loss for the fourth quarter of 2015 was $142 million, or $(0.11) per share. These results included acquisition-, litigation-, and restructuring and restructuring-related net charges, discrete tax items and amortization expense, of $504 million (after-tax) or $0.37 per share. Adjusted net income for the fourth quarter of 2015, excluding these net charges, was $362 million, or $0.26 per share.

Worldwide sales for the full year:

	Twelve Months Ended		Change
	December 31,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2016	2015

Interventional Cardiology	$2,281	$2,033	12%	$(34)	(1)%	13%
Peripheral Interventions	1,011	904	12%	(11)	0%	12%
Cardiovascular	3,292	2,937	12%	(45)	0%	12%
Cardiac Rhythm Management	1,850	1,807	2%	(17)	(1)%	3%
Electrophysiology	243	233	4%	(3)	(1)%	5%
Rhythm Management	2,093	2,040	3%	(20)	0%	3%
Endoscopy	1,440	1,306	10%	(9)	0%	10%	*
Urology and Pelvic Health	1,005	693	45%	(18)	0%	45%	**
Neuromodulation	556	501	11%	(7)	(1)%	12%
MedSurg	3,001	2,500	20%	(34)	0%	20%

Net Sales	$8,386	$7,477	12%	$(99)	0%	12%

*Endoscopy sales grew 9% on an organic basis
**Urology and Pelvic Health sales grew 14% on an organic basis

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the full year 2016 was $347 million, or $0.25 per share. These results included intangible asset impairment charges, acquisition-, litigation-, restructuring and restructuring-related charges, and amortization expense, of $1.187 billion (after-tax) or $0.86 per share. Adjusted net income for the full year 2016, excluding these net charges, was $1.534 billion, or $1.11 per share.

On a consolidated GAAP basis, net loss for the full year 2015 was $239 million, or $(0.18) per share. These results included intangible asset impairment charges, acquisition-, litigation-, restructuring and restructuring-related charges, pension termination charges, debt extinguishment charges, discrete tax items and amortization expense, of $1.506 billion (after-tax) or $1.11 per share. Adjusted net income for the full year 2015, excluding these net charges, was $1.267 billion, or $0.93 per share.

Guidance for Full Year and First Quarter 2017

The company estimates revenue for the full year 2017 to be in a range of $8.675 to $8.875 billion, which versus the prior year period, represents a growth range of approximately 3 to 6 percent on a reported basis, a growth range of approximately 5 to 7 percent on an operational basis including contribution of approximately 70 basis points from EndoChoice. The company estimates income on a GAAP basis in a range of $0.86 to $0.91 per share, and adjusted earnings, excluding acquisition-, restructuring- and restructuring-related charges, and amortization expense, in a range of $1.22 to $1.26 per share.

The company estimates sales for the first quarter of 2017 in a range of $2.050 to $2.100 billion. The company estimates earnings on a GAAP basis in a range of $0.18 to $0.21 per share. Adjusted earnings, excluding acquisition-, restructuring- and restructuring-related charges, and amortization expense, are estimated in a range of $0.29 to $0.31 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the first quarter and full year 2017; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Tom Keppeler
508-683-6585 (office)
Media Relations
Boston Scientific Corporation
tom.keppeler@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2016	2015	2016	2015

Net sales	$2,191	$1,978	$8,386	$7,477
Cost of products sold	619	573	2,424	2,173
Gross profit	1,572	1,405	5,962	5,304

Operating expenses:
Selling, general and administrative expenses	831	777	3,099	2,873
Research and development expenses	256	244	920	876
Royalty expense	20	17	79	70
Amortization expense	138	135	545	495
Intangible asset impairment charges	4	—	11	19
Contingent consideration expense (benefit)	5	37	29	123
Restructuring charges	6	10	28	26
Litigation-related charges (credits)	172	456	804	1,105
Pension termination charges	—	—	—	44
	1,432	1,676	5,515	5,631
Operating income (loss)	140	(271)	447	(327)

Other income (expense):
Interest expense	(58)	(59)	(233)	(284)
Other, net	7	(8)	(37)	(39)
Income (loss) before income taxes	89	(338)	177	(650)
Income tax expense (benefit)	(35)	(196)	(170)	(411)
Net income (loss)	$124	$(142)	$347	$(239)

Net income (loss) per common share - basic	$0.09	$(0.11)	$0.26	$(0.18)
Net income (loss) per common share - assuming dilution	$0.09	$(0.11)	$0.25	$(0.18)

Weighted-average shares outstanding
Basic	1,361.9	1,345.9	1,357.6	1,341.2
Assuming dilution	1,381.2	1,345.9	1,377.2	1,341.2

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
in millions, except share data	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$196	$319
Trade accounts receivable, net	1,472	1,275
Inventories	955	1,016
Deferred and prepaid income taxes	75	496
Other current assets	541	365
Total current assets	3,239	3,471

Property, plant and equipment, net	1,630	1,490
Goodwill	6,678	6,473
Other intangible assets, net	5,883	6,194
Other long-term assets	666	505
TOTAL ASSETS	$18,096	$18,133

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$64	$3
Accounts payable	447	209
Accrued expenses	2,312	1,970
Other current liabilities	764	248
Total current liabilities	3,587	2,430

Long-term debt	5,420	5,674
Deferred income taxes	18	735
Other long-term liabilities	2,338	2,974

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000 shares -
issued 1,609,670,817 shares as of December 31, 2016 and
1,594,213,786 shares as of December 31, 2015	19	16
Treasury stock, at cost - 247,566,270 shares as of December 31, 2016
and as of December 31, 2015	(1,717)	(1,717)
Additional paid-in capital	17,013	16,860
Accumulated deficit	(8,583)	(8,927)
Accumulated other comprehensive income (loss), net of tax	1	88
Total stockholders' equity	6,733	6,320
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,096	$18,133

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$89	$35	$124	$0.09
Non-GAAP adjustments:
Intangible asset impairment charges	4	—	4	0.00
Acquisition-related net charges (b)	41	(7)	34	0.02
Restructuring and restructuring-related net charges (c)	23	(4)	19	0.01
Litigation-related net charges	172	(62)	110	0.09
Amortization expense	138	(14)	124	0.09
Adjusted net income	$467	$(52)	$415	$0.30

	Three Months Ended December 31, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(338)	$196	$(142)	$(0.11)
Non-GAAP adjustments:
Acquisition-related net charges (d)	83	(16)	67	0.05	*
Restructuring and restructuring-related net charges (e)	26	(4)	22	0.02	*
Litigation-related net charges	456	(165)	291	0.21	*
Discrete tax items	—	(9)	(9)	(0.01)	*
Amortization expense	135	(2)	133	0.10	*
Adjusted net income	362	—	$362	$0.26

*Assumes dilution of 21.3 million shares for the three months ended December 31, 2015 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the three months ended December 31, 2016, pre-tax acquisition-related net charges were $41 million, of which $4 million was recorded in cost of products sold, $27 million was recorded in selling, general and administrative expenses, $5 million was recorded in research and development, and $5 million was recorded as contingent consideration expense.

(c) In the three months ended December 31, 2016, pre-tax restructuring charges were $6 million and pre-tax restructuring- related charges were $17 million, of which $14 million was recorded in cost of products sold and $3 million was recorded in selling, general and administrative expenses.

(d) In the three months ended December 31, 2015, pre-tax acquisition-related net charges were $83 million, of which $25 million was recorded in cost of products sold, $15 million was recorded in selling, general and administrative expenses, $6 million was recorded in research and development, and $37 million was recorded as contingent consideration expense.

(e) In the three months ended December 31, 2015, pre-tax restructuring charges were $10 million and pre-tax restructuring- related charges were $16 million, of which $11 million was recorded in cost of products sold and $5 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$177	$170	$347	$0.25
Non-GAAP adjustments:
Intangible asset impairment charges	11	(1)	10	0.01
Acquisition-related net charges (b)	136	(10)	126	0.09
Restructuring and restructuring-related net charges (c)	78	(17)	61	0.04
Litigation-related net charges	804	(292)	512	0.37
Amortization expense	545	(67)	478	0.35
Adjusted net income	$1,751	$(217)	$1,534	$1.11

	Year Ended December 31, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(650)	$411	$(239)	$(0.18)
Non-GAAP adjustments:
Intangible asset impairment charges	19	(3)	16	0.01	*
Acquisition-related net charges (d)	255	(33)	222	0.17	*
Restructuring and restructuring-related net charges (e)	83	(14)	69	0.05	*
Litigation-related net charges	1,105	(400)	705	0.52	*
Pension termination charges	44	(16)	28	0.02	*
Debt extinguishment charges (f)	45	(16)	29	0.02	*
Discrete tax items	—	(9)	(9)	(0.01)	*
Amortization expense	495	(49)	446	0.33	*
Adjusted net income	$1,396	$(129)	$1,267	$0.93

*Assumes dilution of 21.5 million shares for the twelve months ended December 31, 2015 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the twelve months ended December 31, 2016, pre-tax acquisition-related net charges were $136 million, of which $43 million was recorded in cost of products sold, $58 million was recorded in selling, general and administrative expenses, $6 million was recorded in research and development and $29 million was recorded as contingent consideration expense.

(c) In the twelve months ended December 31, 2016, pre-tax restructuring charges were $28 million and pre-tax restructuring- related charges were $50 million, of which $34 million was recorded in cost of products sold and $16 million was recorded in selling, general and administrative expenses.

(d) In the twelve months ended December 31, 2015, pre-tax acquisition-related net charges were $255 million, of which $49 million was recorded in cost of products sold, $53 million was recorded in selling, general and administrative expenses, $26 million was recorded in research and development, $123 million was recorded as contingent consideration expense, and $4 million was recorded as interest expense.

(e) In the twelve months ended December 31, 2015, pre-tax restructuring charges were $26 million and pre-tax restructuring- related charges were $57 million, of which $31 million was recorded in cost of products sold and $26 million was recorded in selling, general and administrative expenses.

(f) Debt extinguishment charges are recorded in interest expense.
An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended December 31,			Year Ended December 31,
in millions	2016	2015	Change	2016	2015	Change

Interventional Cardiology	$653	$584	12%	$2,524	$2,242	13%
Peripheral Interventions	279	252	10%	1,093	975	12%
Cardiovascular	932	836	11%	3,617	3,217	12%

Cardiac Rhythm Management	513	477	8%	1,994	1,934	3%
Electrophysiology	69	66	5%	261	248	5%
Rhythm Management	582	543	7%	2,255	2,182	3%

Endoscopy	417	378	10%	1,565	1,422	10%
Urology and Pelvic Health	292	256	14%	1,065	735	45%
Neuromodulation	167	144	16%	574	512	12%
MedSurg	876	778	12%	3,204	2,669	20%

Subtotal Core Businesses	2,390	2,157	11%	9,076	8,068	12%

Foreign Currency	(199)	(179)	N/A	(690)	(591)	N/A

Worldwide Net Sales	$2,191	$1,978	11%	$8,386	$7,477	12%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*	Three Months Ended December 31,		Year Ended December 31,
in millions	2016	2015	2016	2015

Segment operating income
Cardiovascular	$251	$240	$1,137	$972
Rhythm Management	104	76	404	328
MedSurg	282	266	1,045	856
Operating income allocated to reportable segments	637	582	2,586	2,156
Corporate expenses and currency exchange	(119)	(153)	(565)	(486)
Intangible asset impairment charges; acquisition-related net charges; restructuring- and restructuring-related net charges; litigation-related net charges; and pension termination charges	(240)	(565)	(1,029)	(1,502)
Amortization expense	(138)	(135)	(545)	(495)
Operating income (loss)	$140	$(271)	$447	$(327)

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency. Sales generated from reportable segments, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-operational, such as amounts related to intangible asset impairment charges; acquisition-related net charges; restructuring- and restructuring-related net charges; litigation-related net charges; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES
(Unaudited)

	Quarter Ended		Year Ended
(in millions)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Defibrillator systems	$319	$316	$1,274	$1,313
Pacemaker systems	154	124	576	494
CRM products	$473	$440	$1,850	$1,807

BOSTON SCIENTIFIC CORPORATION
SEGMENT AND REGIONAL NET SALES
(Unaudited)

Q4 2016 Segment Revenue Growth as compared to Q4 2015

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	13%	11%	7%	11%
Less: Impact of foreign currency fluctuations	1%	0%	0%	0%
Percentage change in net sales, constant currency	12%	11%	7%	11%
Less: Impact of EndoChoice acquisition	1%	0%	0%	1%
Percentage change in net sales, organic	11%	11%	7%	10%

Q4 2016 Regional Revenue Growth as compared to Q4 2015

	U.S.	Europe	AMEA	Emerging Markets
Percentage change in net sales, as reported	11%	3%	17%	9%
Less: Impact of foreign currency fluctuations	0%	(4)%	4%	(8)%
Percentage change in net sales, constant currency	11%	7%	13%	17%
Less: Impact of EndoChoice acquisition	0%	0%	0%	0%
Percentage change in net sales, organic	11%	7%	13%	17%

Q4 2016 Endoscopy Net Sales as compared to Q4 2015

Endoscopy
Percentage change in net sales, as reported	11%
Less: Impact of foreign currency fluctuations	1%
Percentage change in net sales, constant currency	10%
Less: Impact of EndoChoice acquisition	2%
Percentage change in net sales, organic	8%
`

YTD 2016 Endoscopy and Urology and Pelvic Health Net Sales as compared to YTD 2015

	Endoscopy	Urology and Pelvic Health
Percentage change in net sales, as reported	10%	45%
Less: Impact of foreign currency fluctuations	0%	0%
Percentage change in net sales, constant currency	10%	45%
Less: Impact of significant acquisition	1%	31%
Percentage change in net sales, organic	9%	14%
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An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Full Year 2017 Estimated Revenue Growth Rates

	Full Year 2017 Estimate
	(Low)	(High)
Estimated GAAP sales growth	3%	6%
Less: Estimated impact of foreign currency fluctuations	(2)%	(1)%
Estimated sales growth, constant currency*	5%	7%

*Includes contribution of approximately 70 basis points from EndoChoice.

Q1 and Full Year 2017 EPS Guidance

	Q1 2017 Estimate		Full Year 2017 Estimate
	(Low)	(High)	(Low)	(High)
GAAP EPS	$0.18	$0.21	$0.86	$0.91

Estimated acquisition-related net charges	0.02	0.01	0.05	0.04
Estimated restructuring and restructuring-related net charges	0.02	0.02	0.03	0.03
Estimated amortization expense	0.07	0.07	0.28	0.28

Adjusted EPS	$0.29	$0.31	$1.22	$1.26

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate adjusted net sales that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this constant currency growth rate and/or growth rates excluding the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and twelve months ended December 31, 2016 and 2015, and for the forecasted three month period ending March 31, 2017 and for the forecasted full year ending December 31, 2017, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

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Intangible asset impairment charges - This amount represent write-downs of certain intangible asset balances during 2016 and 2015. We review intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment and test our indefinite-lived intangible assets at least annually for impairment. If we determine the carrying value of the amortizable intangible asset is not recoverable or we conclude that it is more likely than not that the indefinite-live asset is impaired, we will write the carrying value down to fair value in the period identified. We exclude the impact of impairment charges from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded intangible asset impairment charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Acquisition-related net charges (credits) - These adjustments may consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination; and (d) due diligence, other fees, inventory step-up amortization, and integration and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees, inventory step-up amortization, and integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Restructuring and restructuring-related net charges (credits) - These adjustments represent severance and other direct costs associated with our restructuring plans. These restructuring plans each consist of distinct initiatives that are fundamentally different from our ongoing, core cost reduction initiatives in terms of, among other things, the frequency with which each action is performed and the required planning, resourcing, cost and timing. Examples of such initiatives include the movement of business activities, facility consolidations and closures, and the transfer of product lines between manufacturing facilities, which, due to the highly regulated nature of our industry, requires a significant investment in time and cost to create duplicate manufacturing lines, run product validations, and seek regulatory approvals. Restructuring initiatives generally take approximately two years to complete and have a distinct project timeline that begins subsequent to approval by our Board of Directors. In contrast to our ongoing cost reduction initiatives, restructuring initiatives typically result in duplicative cost and exit costs over this period of time, are one-time shut downs or transfers, and are not considered part of our core, ongoing operations. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. We record these charges and credits, which we consider to be unusual or infrequent and significant, within the litigation-related charges line in our consolidated statement of operations; all other legal and product liability charges, credits and costs are recorded within selling general and administrative expenses. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.0 billion of senior notes during the second quarter of 2015. These adjustments are not expected to recur and do not reflect expected ongoing operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan. These charges are not expected to recur after 2015 and do not reflect expected ongoing operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Amortization expense - We record intangible assets at historical cost and amortize them over their estimated useful lives. Amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods in conjunction with the purchase accounting for an acquisition or as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted Net Sales Excluding the Impact of Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

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The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of organic growth. Accordingly, management excludes the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing the net sales and growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.